Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” within each Prospectus and “Definitions” and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” within each Statement of Additional Information and to the use of our report dated July 27, 2020 relating to the financial statements of Xtrackers Eurozone Equity ETF, Xtrackers International Real Estate ETF, Xtrackers Japan JPX-Nikkei 400 Equity ETF, Xtrackers Harvest CSI 300 China A-Shares ETF, Xtrackers Harvest CSI 500 China A-Shares Small Cap ETF, Xtrackers MSCI All China Equity ETF, Xtrackers MSCI China A Inclusion Equity ETF, Xtrackers MSCI EAFE Hedged Equity ETF, Xtrackers MSCI All World ex US Hedged Equity ETF, Xtrackers MSCI Emerging Markets Hedged Equity ETF, Xtrackers MSCI Europe Hedged Equity ETF, Xtrackers MSCI Eurozone Hedged Equity ETF, Xtrackers MSCI Germany Hedged Equity ETF, Xtrackers MSCI Japan Hedged Equity ETF, Xtrackers Bloomberg Barclays US Investment Grade Corporate ESG ETF, Xtrackers J.P. Morgan ESG Emerging Markets Sovereign ETF, Xtrackers J.P. Morgan ESG USD High Yield Corporate Bond ETF, Xtrackers MSCI All World ex US High Dividend Yield Equity ETF, Xtrackers Municipal Infrastructure Revenue Bond ETF, and Xtrackers MSCI EAFE High Dividend Yield Equity ETF for the fiscal year ended May 31, 2020, which is incorporated by reference in this Post-Effective Amendment No. 467 to the Registration Statement (Form N-1A No. 333-170122) within DBX ETF Trust.

/s/ Ernst & Young LLP

New York, New York

September 22, 2020